CONSENT OF INDEPENDENT AUDITORS

                         [LETTERHEAD OF AJ Robbins, PC]


To the Board of Directors and Shareholders of Ten Stix Inc.
Idaho Springs, CO

We hereby consent to the incorporation by reference in this Registration Statement of Ten Stix Inc., on Form S-8, of our report dated March 8, 2003, (which includes an emphasis paragraph relating to the Company's ability to continue as a going concern) of Ten Stix Inc. for the year ended December 31, 2002, and all references to our firm included in this Registration Statement.


/s/ AJ Robbins, PC
Denver, Colorado
September 15, 2003